POWER OF ATTORNEY

The undersigned, Norman R. Sorensen, constitutes and appoints Roderick A. Palmore, Helen N. Kaminski and Mark S. Silver, and each of them, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for the undersigned and in the undersigned's name, place and stead, to:

(i)	prepare, execute, acknowledge, deliver and file all statements of beneficial ownership on Forms 3, 4, and 5 and any Form 144 Notice of Proposed Sale of
Securities (including any amendments thereto) with respect to the securities of
Sara Lee Corporation, a Maryland corporation (the "Company"), with the U. S.
Securities and Exchange Commission, any national securities exchanges and the
Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934, Rule 144 under the Securities Act of 1933, and the rules and regulations promulgated thereunder, as amended from time to time;

(ii)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(iii)	perform any and all other acts which, in the discretion of such attorney-in-fact and agent, are necessary or desirable for and on behalf of the undersigned in connection with the foregoing, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done under said Section 16(a) and Rule 144, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the U.S. Securities and Exchange Commission and with any applicable stock exchange. The authorization set forth above shall continue in full force and effect under the undersigned revokes such authorization by written instructions to the attorney-in-fact. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or Rule 144 of the Securities Act of 1933.

Dated:  August 31, 2007

/s/ Norman R. Sorensen